Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 27, 2023, with respect to the consolidated financial statements of UTStarcom Holdings Corp. included in the Annual Report on Form 20-F for the year ended December 31, 2022, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON ZHITONG CERTIFIED PUBLIC ACCOUNTANTS LLP

Shanghai, China

June 20, 2023